Exhibit 10.1

AMENDMENT TO THE

2000 STOCK INCENTIVE PLAN

This amendment (the “Amendment”) to the 2000 Stock Incentive Plan, as amended and restated through March 22, 2011 (the “Plan”), is made and entered into effective as of June 13, 2011. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.

RECITALS

WHEREAS, the Board of Directors of Quiksilver, Inc. desires to amend the Plan;

NOW, THEREFORE, the Plan shall be amended as follows:

1. Amendment to Section 1.5(B)

The first sentence of Section 1.5(B) of the Plan is hereby amended to read:

No one person participating in the Plan may receive Awards for more than 800,000 shares of Common Stock in the aggregate per calendar year; provided, however, that this limit shall not apply to any Award which is not intended to be exempt from Section 162(m) of the Code.

2. Effect on the Plan. Except as specifically amended by this Amendment, the Plan shall remain in full force and effect.

3. Headings. Headings to sections herein are inserted for convenience of reference only and shall not be deemed to be a part of or to affect the meaning or interpretation of this Amendment.

4. Governing Law. This Amendment shall be governed by and construed according to the laws of the State of California without regard to its principles of conflict of laws.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Amendment be executed as of the date first above written.

COMPANY

By:
Name:
Title:

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